Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

March 2012 Performance Update

The Frontier Fund Supplement Dated March 30, 2012 to Prospectus Dated April 30, 2011 and the Supplement to the Prospectus Dated January 31, 2012.

The Frontier Fund Class 1 Original

T H E  F RO N T I E R  F U N D ’ S  G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

March performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	March 30, 2012 MTD	March 30, 2012 YTD	NAV / Unit
Balanced Series-1	-1.61%	-4.32%	$119.12
Balanced Series-1a	-1.58%	-4.23%	$103.87
Tiverton/Graham/Transtrend Series-1	-1.94%	-1.53%	$89.63
Currency Series-1	-3.67%	-4.41%	$67.37
Long/Short Commodity Series-1	-1.20%	-1.42%	$134.21
Winton/Graham Series-1	-2.59%	-0.34%	$104.37
Winton Series-1	-1.17%	-2.22%	$138.00

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of March 30, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$506,259.45
Unrealized trading gain/(loss)	(2,857,981.54)
Less: commissions	(255,442.14)
Less: FCM fees	(106,277.39)
Foreign currency gain/(loss)	50,271.56
Interest income	27,429.05

Total Income	(2,635,741.01)
EXPENSES
Management fees	159,610.81
Incentive fees	(487,244.77)
Broker service fees	427,442.04

Total Expenses	99,808.08

Net Income (Loss)	$(2,735,549.09)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,437,518.07876	$174,049,640.08	121.08
Current month additions	312.74562	38,378.65
Current month redemptions	(29,811.09695)	(3,623,667.55)
Net Income (loss) for current month		(2,735,549.09)

Net Asset Value, end of current month	1,408,019.72743	$167,728,802.09	119.12

	Monthly rate of return		-1.61%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$17,503.05
Unrealized trading gain/(loss)	(821.28)
Less: commissions	(1,515.15)
Less: FCM fees	(591.30)
Foreign currency gain/(loss)	57.80
Interest income	1,289.57

Total Income	15,922.69
EXPENSES
Trading fees	824.84
Management fees	893.81
Incentive fees	(2,741.58)
Broker service fees	2,378.03

Total Expenses	1,355.10

Net Income (Loss)	$14,567.59

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	13,345.01960	1,408,400.14	105.54
Current month additions	0.41418	44.31
Current month redemptions	(8,720.89008)	(942,671.33)
Net Income (loss) for current month		14,567.59

Net Asset Value, end of current month	4,624.54370	$480,340.71	103.87

	Monthly rate of return		-1.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$920,633.42
Unrealized trading gain/(loss)	(1,385,773.63)
Less: commissions	(17,330.20)
Less: FCM fees	(20,172.38)
Foreign currency gain/(loss)	(2,017.67)
Interest income	11,018.83

Total Income	(493,641.63)
EXPENSES
Management fees	73,896.82
Incentive fees	(10.91)
Broker service fees	81,557.38

Total Expenses	155,443.29

Net Income (Loss)	$(649,084.92)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	372,242.21943	$34,023,305.75	91.40
Current month additions	32.75315	2,965.77
Current month redemptions	(13,871.06777)	(1,254,663.36)
Net Income (loss) for current month		(649,084.92)

Net Asset Value, end of current month	358,403.90481	$32,122,523.24	89.63

	Monthly rate of return		-1.94%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bale
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Tiverton/Graham/Transtrend Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$1,309.65
Unrealized trading gain/(loss)	(131,477.85)
Less: FCM fees	(2,307.91)
Interest income	172.90

Total Income	(132,303.21)
EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	9,389.31

Total Expenses	9,389.31

Net Income (Loss)	$(141,692.52)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	57,189.40641	$3,999,416.10	69.93
Current month additions	58.05150	4,023.74
Current month redemptions	(3,000.33259)	(207,353.41)
Net Income (loss) for current month		(141,692.52)

Net Asset Value, end of current month	54,247.12532	$3,654,393.91	67.37

	Monthly rate of return		-3.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(24,472.63)
Unrealized trading gain/(loss)	21,511.21
Less: commissions	(1,323.73)
Less: FCM fees	(968.33)
Foreign currency gain/(loss)	169.51
Interest income	2,644.06

Total Income	(2,439.91)
EXPENSES
Management fees	8,169.92
Incentive fees	910.66
Broker service fees	3,908.91

Total Expenses	12,989.49

Net Income (Loss)	$(15,429.40)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	12,394.37230	$1,683,611.64	135.84
Current month additions	9.97954	1,362.58
Current month redemptions	(1,603.40608)	(220,003.60)
Net Income (loss) for current month		(15,429.40)

Net Asset Value, end of current month	10,800.94576	$1,449,541.22	134.21

	Monthly rate of return		-1.20%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(457,421.46)
Unrealized trading gain/(loss)	23,412.92
Less: commissions	(17,663.21)
Less: FCM fees	(14,255.18)
Foreign currency gain/(loss)	(574.37)
Interest income	4,679.12

Total Income	(461,822.18)
EXPENSES
Management fees	80,110.30
Incentive fees	—
Broker service fees	57,461.69

Total Expenses	137,571.99

Net Income (Loss)	$(599,394.17)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	221,627.80127	$23,746,842.96	107.15
Current month additions	49.09260	5,153.64
Current month redemptions	(6,127.65774)	(655,818.04)
Net Income (loss) for current month		(599,394.17)

Net Asset Value, end of current month	215,549.23613	$22,496,784.39	104.37

	Monthly rate of return		-2.59%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$685,258.19
Unrealized trading gain/(loss)	(959,635.86)
Less: commissions	(4,088.79)
Less: FCM fees	(22,676.58)
Foreign currency gain/(loss)	(7,709.51)
Interest income	31,796.14

Total Income	(277,056.41)
EXPENSES
Management fees	66,916.26
Incentive fees	—
Broker service fees	91,622.62

Total Expenses	158,538.88

Net Income (Loss)	$(435,595.29)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	267,679.95768	$37,377,357.84	139.63
Current month additions	126.43519	17,555.73
Current month redemptions	(2,502.72830)	(348,379.87)
Net Income (loss) for current month		(435,595.29)

Net Asset Value, end of current month	265,303.66457	$36,610,938.41	138.00

	Monthly rate of return		-1.17%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$707,765.43
Unrealized trading gain/(loss)	(3,961,090.11)
Less: commissions	(353,899.87)
Less: FCM fees	(147,227.43)
Foreign currency gain/(loss)	69,550.24
Interest income	45,628.32

Total Income	(3,639,273.42)
EXPENSES
Trading fees	5,529.47
Management fees	221,114.64
Incentive fees	(674,319.11)
Broker service fees	429,820.07

Total Expenses	(17,854.93)

Net Income (Loss)	$(3,621,418.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	Aggregate Unit Value $’s per unit *
Net Asset Value, end of prior month	1,895,359.75939	$241,661,408.21	127.50
Current month additions	7,177.91385	923,788.81
Current month redemptions	(52,917.46794)	(6,624,168.27)
Net Income (loss) for current month		(3,621,418.49)

Net Asset Value, end of current month	1,849,620.20530	$232,339,610.26	125.61

	Monthly rate of return		-1.48%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$1,039,411.73
Unrealized trading gain/(loss)	(1,565,686.46)
Less: commissions	(19,570.39)
Less: FCM fees	(22,776.43)
Foreign currency gain/(loss)	(2,283.04)
Interest income	12,441.99

Total Income	(558,462.60)
EXPENSES
Management fees	83,425.11
Incentive fees	—
Broker service fees	81,557.38

Total Expenses	164,982.49

Net Income (Loss)	$(723,445.09)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	Aggregate Unit Value $’s per unit *
Net Asset Value, end of prior month	410,841.21578	$38,380,213.76	93.42
Current month additions	32.75315	2,965.77
Current month redemptions	(14,988.26330)	(1,379,909.24)
Net Income (loss) for current month		(723,445.09)

Net Asset Value, end of current month	395,885.70563	$36,279,825.20	91.64

	Monthly rate of return		-1.90%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Tiverton/Graham/Transtrend Series

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$1,336.23
Unrealized trading gain/(loss)	(134,103.74)
Less: FCM fees	(2,353.94)
Interest income	176.45

Total Income	(134,945.00)
EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	9,389.31

Total Expenses	9,389.31

Net Income (Loss)	$(144,334.31)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	Aggregate Unit Value $’s per unit *
Net Asset Value, end of prior month	58,070.04454	$4,076,357.23	70.20
Current month additions	58.05150	4,023.74
Current month redemptions	(3,000.33259)	(207,353.41)
Net Income (loss) for current month		(144,334.31)

Net Asset Value, end of current month	55,127.76345	$3,728,693.25	67.64

	Monthly rate of return		-3.65%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(1,228,616.45)
Unrealized trading gain/(loss)	934,798.23
Less: commissions	(58,630.57)
Less: FCM fees	(85,235.85)
Foreign currency gain/(loss)	7,397.27
Interest income	118,558.32

Total Income	(311,729.05)
EXPENSES
Management fees	295,464.61
Incentive fees	38,979.30
Broker service fees	39,448.20

Total Expenpses	373,892.11

Net Income (Loss)	$(685,621.16)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	Aggregate Unit Value $’s per unit *
Net Asset Value, end of prior month	500,870.57672	$71,279,520.37	142.31
Current month additions	8,689.18946	1,125,092.70
Current month redemptions	(13,633.15369)	(2,064,792.79)
Net Income (loss) for current month		(685,621.16)

Net Asset Value, end of current month	495,926.61249	$69,654,199.12	140.45

	Monthly rate of return		-1.31%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(562,447.32)
Unrealized trading gain/(loss)	30,440.47
Less: commissions	(21,866.15)
Less: FCM fees	(17,637.17)
Foreign currency gain/(loss)	(699.48)
Interest income	5,780.46

Total Income	(566,429.19)
EXPENSES
Management fees	99,099.50
Incentive fees	—
Broker service fees	57,461.69

Total Expenses	156,561.19

Net Income (Loss)	$(722,990.38)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	Aggregate Unit Value $’s per unit *
Net Asset Value, end of prior month	265,416.44121	$29,586,927.93	111.47
Current month additions	49.09260	5,153.64
Current month redemptions	(9,675.72996)	(1,131,898.38)
Net Income (loss) for current month		(722,990.38)

Net Asset Value, end of current month	255,789.80385	$27,737,192.81	108.44

	Monthly rate of return		-2.72%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$898,629.89
Unrealized trading gain/(loss)	(1,259,355.43)
Less: commissions	(5,365.60)
Less: FCM fees	(29,761.80)
Foreign currency gain/(loss)	(10,120.91)
Interest income	41,731.76

Total Income	(364,242.09)
EXPENSES
Management fees	87,801.25
Incentive fees	—
Broker service fees	91,622.62

Total Expenses	179,423.87

Net Income (Loss)	$(543,665.96)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	Aggregate Unit Value $’s per unit *
Net Asset Value, end of prior month	338,235.28015	$49,010,697.23	144.90
Current month additions	126.43519	17,555.73
Current month redemptions	(2,502.72830)	(348,379.87)
Net Income (loss) for current month		(543,665.96)

Net Asset Value, end of current month	335,858.98704	$48,136,207.13	143.32

	Monthly rate of return		-1.09%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series